UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549



                              FORM 8K


                           CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 9, 2014

                      OAKRIDGE HOLDINGS, INC.
         (Exact name of registrant as specified in its charter)


   Minnesota	               0-1937	             41-0843268
(State or other      (Commission File Number)       (IRS Employer
jurisdiction                                     Identification No.)
of incorporation)


400 WEST ONTARIO STREET, CHICAGO, ILLINOIS              60654
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code   (312) 505-9267

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




Item 1.01.  Entry into a Material Definitive Agreement.

On May 8, 2014, Oakridge Holdings, Inc. (the "Company") entered into an Agreement to Purchase (the "Agreement") with Melvin L. Zimmerman, pursuant to which the Company agreed to sell to Mr. Zimmermanits shares of common stock of Stinar Corporation ("Stinar"), a wholly-owned subsidiary of the Company. Stinar owns the assets used in the operation of the Company's Aviation Ground Support Equipment segment, which is the Company's sole operating segment following the sale of the Company's Cemetery segment in December 2013.

The purchase price payable to the Company under the Agreement is $3,800,000 and is payable in cash at the closing of the transactions contemplated by the Agreement (the "Closing"). The Agreement provides that the Company will indemnify and hold harmless Mr. Zimmerman from all claims, liabilities or obligations arising out of Stinar's operations prior to the Closing. The Agreement also provides that Mr. Zimmerman will indemnify and hold harmless the Company from all claims, liabilities or obligations arising out of Stinar's operations after the Closing. Mr. Zimmerman and the Company will pro rate rent, utilities and prepaid expenses as of the Closing pursuant to the Agreement.
The Company also will assume all long-term liabilities of Stinar as of the Closing pursuant to the Agreement.

The Closing is conditioned upon the Company delivering any consents necessary to assign to Mr. Zimmerman any property leases to which Stinar is a party and all licenses, permits and franchise agreements necessary to operate or acquire Stinar's business being obtained by, or transferred to, Mr. Zimmerman. The Closing also is contingent upon Mr. Zimmerman's review and approval of Stinar's financial statements on or before May 15, 2014.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.


Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

2.1 Agreement to Purchase, dated May 9, 2014, by and between
    Melvin L. Zimmerman and Oakridge Holdings, Inc.







SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    OAKRIDGE HOLDINGS, INC.


Date:  May 15, 2014                 /s/ Robert C. Harvey
                                    Robert C. Harvey
                                    President, Chief Executive Officer,
                                    Chief Financial Officer and
                                    Chairman of the Board of Directors








EXHIBIT INDEX


Exhibit   Description                                 Method of Filing

2.1       Agreement to Purchase, dated May 9, 2014,   Filed Electronically
          by and between Melvin L. Zimmerman and
          Oakridge Holdings, Inc.